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Exhibit 1

[            ] Shares*

BIDZ.COM, INC.

Common Stock

UNDERWRITING AGREEMENT

New York, New York
            , 2006

ThinkEquity Partners, LLC
As Representative of the Several Underwriters
    listed on Schedule I hereto
31 West 52nd Street, 17th Floor
New York, New York 10019

Ladies and Gentlemen:

        Bidz.com, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of [                        ] shares of the Company's Common Stock, par value $.001 per share (the "Common Stock), of which (a) [                        ] shares are to be issued and sold by the Company, and (b)  [                        ] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule II hereto. The aggregate of [                        ] shares to be purchased from the Company and the Selling Stockholders are called the "Firm Shares." [In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [            ] shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any.] [In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [            ] shares of Common Stock and the Selling Stockholders have severally and not jointly agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [            ] shares of Common Stock to cover over-allotments by the Underwriters, if any, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule II hereto. The additional [            ] shares to be sold by the Company and the additional [            ] shares to be sold by the Selling Stockholders are collectively referred to in this Agreement as the "Additional Shares."] The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the "Shares." ThinkEquity Partners, LLC is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the "Representative" or "ThinkEquity Partners."

        The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

        1.    Registration Statement and Prospectus.

          (a)    Initial Registration Statement.    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act") a registration statement on Form S-1 (Reg. No. 333-132545) (the "Initial Registration Statement") in respect of the Shares.

* Plus an additional [            ] shares subject to Underwriters' over-allotment option.

          (b)    Rule 462(b) Registration Statement.    A registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act shall be referred to as a "Rule 462(b) Registration Statement."

          (c)    Preliminary Prospectus.    Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a "Preliminary Prospectus."

          (d)    Registration Statement.    The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto, the documents incorporated by reference therein, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement."

          (e)    Commitment Prospectus.    The Preliminary Prospectus dated                        , 2006 relating to the Shares that was included in the Registration Statement at the time that investors became committed to purchase the Shares is hereinafter called the "Commitment Prospectus."

          (f)    Prospectus.    The final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus."

          (g)    Issuer Free Writing Prospectus.    Any "issuer free writing prospectus" as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus."

          (h)    Applicable Time.    For purposes of this Agreement, the "Applicable Time" is 6:00 p.m. (Eastern time) on the date of this Agreement.

          (i)    EDGAR.    All references to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

          (j)    Incorporated Documents.    Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, or the Prospectus, as the case may be, and in any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that, upon filing, are incorporated by reference therein, as required by Item 12 of Form S-1. As used herein, the term "Incorporated Documents" means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

          (k)    Rule 424(b) Prospectus.    Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Securities Act and paragraph (b) of Rule 424 ("Rule 424(b)") of the Securities Act.

          (l)    Rule 430 Information.    The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430 Information."

        2.    Agreements to Sell and Purchase.

          (l)    Issuance and Sale and Purchase of the Firm Shares.    Upon the terms and conditions set forth herein, (i) the Company agrees to issue and sell an aggregate of [                        ] Firm Shares to the Underwriters, and (ii) the Selling Stockholders agree to sell an aggregate [                        ] Firm Shares to the Underwriters, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule II hereto. Upon the basis of the representations, warranties, and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders at a purchase price of $[    ] per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          (m)    Sale and Purchase of Additional Shares.    The Company and the Selling Stockholders hereby also agree to sell to the Underwriters, and, upon the basis of the representations, warranties, and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company and the Selling Stockholders up to [            ] Additional Shares at the purchase price per Share for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The option to purchase Additional Shares may be exercised in whole or in part from time to time only for the purpose of covering overallotments that may be made in connection with the offering and distribution of the Firm Shares upon notice by ThinkEquity Partners to the Company setting forth the number of Additional Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by ThinkEquity Partners, but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased that the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as ThinkEquity Partners in its discretion shall make to eliminate any sales or purchases of fractional shares.

        3.    Terms of Public Offering.    The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriters is advisable and initially to offer the Shares upon the terms set forth in the Commitment Prospectus and the Prospectus. Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

        4.    Delivery of and Payment for the Shares.

          (a)    Delivery of and Payment for the Firm Shares.    Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of ThinkEquity Partners, LLC, 31 West 52nd Street, 17th Floor, New York, New York at 10:00 a.m., New York time, on [                        ,

  2006], or such other place, time, and date not later than 1:30 p.m., New York time, on [                        , 2006] as you shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company. The Company and the Selling Stockholders hereby acknowledge that circumstances under which you may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or you to recirculate to the public copies of an amended or supplemented Commitment Prospectus or Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

          (b)    Delivery of and Payment for the Additional Shares.    Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of ThinkEquity Partners, LLC, 31 West 52nd Street, 17th Floor, New York, New York, at 10:00 a.m., New York time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than seven business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from you on behalf of the Underwriters to the Company and the Selling Stockholders, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

          (c)    Certificates for the Shares.    Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 5:00 p.m., New York time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in New York, New York for inspection and packaging not later than 9:30 a.m., New York time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company and the Selling Stockholders. Payment for the Shares sold by the Company hereunder shall be delivered by you to the Company. Payment for the Shares sold by the Selling Stockholders hereunder shall be delivered by you to the custodian (as defined herein).

          (d)    Payment for the Account of Certain Underwriters.    It is understood that you have been authorized, for your own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. You, individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (e)    Payment of Taxes by Selling Stockholders.    Each Selling Stockholder hereby agrees that (i) such Selling Stockholder will pay all stock transfer taxes, stamp duties, and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder, and (ii) the Custodian is authorized to deduct any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement (as defined herein).

        5.    Covenants and Agreements.

          5.1    Covenants and Agreements of the Company.    The Company covenants and agrees with the several Underwriters as follows:

            (a)    Compliance with Securities Regulations and Commission Requests.    The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective; (ii) if Rule 430A under the Securities Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Securities Act; (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements, to the Registration Statement, any Preliminary Prospectus, or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act; and (vi) within the period of time referred to in Section 5.1(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth, or results of operations or of any event that comes to the attention of the Company that makes any statement made in any of the Registration Statement, the Commitment Prospectus, or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement either or both of the Commitment Prospectus or the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b)    Delivery of Registration Statements.    The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto (including financial statements, all exhibits thereto, all signed consents, and all certificates of experts) and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (c)    Filing of Amendments or Issuer Free Writing Prospectuses.    The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to either the Commitment Prospectus or the Prospectus, including the filing of any Issuer Free Writing Prospectus, unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment, or supplement, and (ii) you have not reasonably objected to such filing, amendment, or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment, or supplement.

            (d)    Delivery of Prospectuses.    Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Commitment Prospectus, any other Preliminary Prospectus, and any Issuer Free Writing Prospectus. Consistent with the provisions of Section 5(e) hereof, the Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus (including the Commitment Prospectus) so furnished by the Company. The copies of the Commitment Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e)    Continued Compliance with Securities Laws.    The Company will comply with the Securities Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in each of the Commitment Prospectus and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement either or both of the Commitment Prospectus and the Prospectus in order that the Commitment Prospectus and the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement either or both of the Commitment Prospectus and the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission, subject to Section 5.1(c) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make each of the Registration Statement, the Commitment Prospectus, and the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will file timely with the Commission the Prospectus in accordance with Rule 424(b). As filed, the Prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Commitment Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein and as to which you have consented. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

            (f)    Blue Sky Qualifications.    The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offer or sale of the Shares, as contemplated by this Agreement, the Commitment Prospectus, and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state in which necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations, and exemptions in effect for a period of three years after the date hereof.

            (g)    Rule 158.    The Company will timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") as are necessary in order to make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

            (h)    Payment of Expenses Upon Termination.    If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof), or if this Agreement shall be terminated by the Underwriters because of any inability, failure, or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and actual fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) actually incurred by you in connection herewith.

            (i)    Use of Proceeds.    The Company will apply the net proceeds received by it from the sale of the Shares to be sold by it hereunder in the manner specified in each of the Commitment Prospectus and the Prospectus under "Use of Proceeds."

            (j)    Listing.    The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market. The Company will file timely with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have or will issue securities that are traded on the Nasdaq National Market.

            (k)    Restriction on Sale of Securities.    For a period of 180 days from the date of the Prospectus, without your prior written consent, the Company will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash, or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in each of the Commitment Prospectus and the Prospectus; (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in each of the Commitment Prospectus and the Prospectus; or (D) the filing of a registration statement on Form S-8 as contemplated by each of the Commitment Prospectus and the Prospectus.

            (l)    Interim Periods.    Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in either the Commitment Prospectus or the Prospectus.

            (m)    Compliance with Undertakings.    The Company will comply with all provisions of any undertakings contained in the Registration Statement.

            (n)    No Stabilization or Manipulation.    The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization, or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

            (o)    Transfer Agent.    The Company will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange or other trading market on which the Common Stock will be listed or traded, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

            (p)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

            (q)    Issuer Free Writing Prospectuses.

              (i)    The Company represents and agrees that, unless it obtained or obtains the prior consent of ThinkEquity Partners, LLC, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by ThinkEquity Partners, LLC or by the Company, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including (A) timely filing with the Commission when required, (B) inclusion of legends, and (C) record retention.

              (ii)   The Company has complied, and will comply with, the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention when required and legending and including delivery of any Issuer Free Writing Prospectus only to such prospective investors that have already received or are contemporaneously receiving (by hyperlink or otherwise) a Preliminary Prospectus; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act, including, without limitation, making at least one version of a "bona fide electronic road show" (as such term is defined in Rule 433(h) under the Securities Act) available without restriction by means of graphic communication to any person to avoid a requirement to file with the Commission any road show that is a written communication.

              (iii)  The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in any of the Registration Statement, the Commitment Prospectus, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to ThinkEquity Partners, LLC and, if requested by ThinkEquity Partners, LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement, or omission; provided, however, that this Section 5.1(q)(iii) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through ThinkEquity Partners, LLC expressly for use therein.

          5.2    Covenants and Agreements of the Selling Stockholders.    Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

            (a)    Lock-Up Agreements.    Such Selling Stockholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A attached hereto ("Lock-Up Agreement").

            (b)    Compliance.    Such Selling Stockholder will review each of the Commitment Prospectus and the Prospectus and will comply with all agreements and satisfy all conditions on such Selling Stockholder's part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise you prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(l) hereof would be inaccurate if made as of the Closing Date.

            (c)    Taxes.    On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

            (d)    Delivery of Form W-9.    In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

        6.    Representations and Warranties.

          6.1    Representations and Warranties of the Company.    The Company hereby represents and warrants to each Underwriter as of the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, as follows:

            (a)    Compliance with Registration Requirements.

            The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for you and for each other Underwriter, have been declared effective by the Commission in such form. Except for any Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued, and no proceeding for that purpose has been initiated or, to the Company's best knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus, the Commitment Prospectus, or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, the Commitment Prospectus, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (i)    The Commitment Prospectus as supplemented by the Issuer Free Writing Prospectuses and other information listed in Schedule III hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and other information listed on Schedule III hereto does not conflict with the information contained in any of the Registration Statement, the Commitment Prospectus, or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (ii)   The Registration Statement, the Commitment Prospectus, and any Issurer Free Writing Prospectus conform, and the Prospectus and any additional Issuer Free Writing Prospectus and any further amendments or supplements to the Registration Statement, the Commitment Prospectus, the Prospectus, or any Issuer Free Writing Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and as of the applicable filing date as to the Commitment Prospectus, the Prospectus, and any Issuer Free Writing Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (iii)  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Commitment Prospectus (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through ThinkEquity Partners, LLC expressly for use therein.

              (iv)  At the time of filing the Registration Statement, any 462(b) Registration Statement, and any post-effective amendments, and as of the date of the Commitment Prospectus and the Prospectus and any amendments or supplements thereto, and as of the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 of the Securities Act ("Rule 405").

            (b)    Capitalization.    The capitalization of the Company is and will be as set forth in each of the Commitment Prospectus and the Prospectus as of the dates set forth therein. All the outstanding shares of Common Stock of the Company, including the Shares to be sold by the Selling Stockholders, have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive or similar rights; except as set forth in each of the Commitment Prospectus and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer, or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid, nonassessable, and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in each of the Commitment Prospectus and the Prospectus; and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance, or defect in title, to the several Underwriters purchasing such Shares in good faith and without notice of any lien, claim, or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

            (c)    Due Incorporation, Good Standing, and Qualification.    Each of the Company and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation with the corporate power and authority to own, lease, and operate its properties and to conduct its business as presently conducted and as described in each of the Commitment Prospectus and the Prospectus and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place in which the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had and will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations, or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

            (d)    Subsidiaries.    The issued shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid, nonassessable, and owned by the Company free and clear of any security interests, liens, encumbrances, equities, or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust, or other business organization, except as set forth in Exhibit 21 to the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

            (e)    Absence of Proceedings.    Except as disclosed in each of the Commitment Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries or any of their properties are subject, that are required to be described in either the Commitment Prospectus or the Prospectus but are not described as required. Except as described in each of the Commitment Prospectus and the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the best knowledge of the Company, is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases, or other instruments that are required to be described in either the Commitment Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed, or incorporated by reference, as applicable, in each of the Registration Statement, the Commitment Prospectus, and the Prospectus as required by the Securities Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed, and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary, and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency, and other laws affecting creditors' rights generally, and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or any subsidiary under any of such contracts.

            (f)    Absence of Violations and Defaults.    Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative, or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect, or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement, or condition contained in (A) any bond, debenture, note, or any other evidence of indebtedness, or (B) any agreement, indenture, lease, or other instrument (each of (A) and (B), an "Existing Instrument") to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

            (g)    Corporate Authority.    The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency, and other laws affecting creditors' rights generally, and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

            (h)    Absence of Required Consents or Conflicts.    None of the issuance and sale of the Shares by the Company, the execution, delivery, or performance of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization, or other order of or registration or filing with, any court, regulatory body, administrative agency, or other governmental body, agency, or official (except such as may be required for the registration of the Shares under the Securities Act, the listing of the Shares for trading on the Nasdaq National Market, the registration of the Common Stock under the Exchange Act, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice); (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's certificate of incorporation or bylaws or any agreement, indenture, lease, or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound; (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order, or decree applicable to the Company or any of its subsidiaries or any of their properties; or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges, or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

            (i)    Rights to Acquire Securities; Registration Rights.    Except as described in each of the Commitment Prospectus and the Prospectus, and except for options to purchase capital stock issued pursuant to the Company's 2002 Special Stock Option Plan or 2006 Stock Award Plan, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

            (j)    Independence of Public Accountant.    Stonefield Josephson, Inc., the independent registered public accounting firm that has certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Pricing Disclosure Package, the Commitment Prospectus, and the Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act.

            (k)    Financial Statements.    The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package, the Commitment Prospectus, and the Prospectus, present fairly in all material respects the financial condition, results of operations, cash flows, and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in any of the Registration Statement, the Pricing Disclosure Package, the Commitment Prospectus, and the Prospectus is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. No other financial statements or schedules are required to be included in any of the Registration Statement, the Commitment Prospectus, or the Prospectus.

            (l)    No Material Adverse Change.    Except as disclosed in each of the Commitment Prospectus and the Prospectus, subsequent to the respective dates as of which such information is given in the Commitment Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct, or contingent, or entered into any transaction that is not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident, or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the general affairs, management, financial position, stockholders' equity, results of operations, or indebtedness of the Company or any of its subsidiaries; and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or other), business, properties, net worth, or results of operations of the Company and its subsidiaries taken as a whole.

            (m)    No Registration of Prior Offers and Sales.    Except as disclosed in each of the Commitment Prospectus and the Prospectus, all offers and sales of the Company's capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

            (n)    Listing of Shares.    The Common Stock (including the Shares) have been approved for trading on the Nasdaq National Market under the symbol "BIDZ", subject to official notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby, the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq National Market issuers. The Company has taken all necessary actions to ensure that, at such time as the Common Stock is quoted on the Nasdaq National Market, it will be in compliance with all applicable corporate governance requirements set forth in Rule 4200 and 4350 of NASDAQ Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in Rule 4200 and 4350 of NASDAQ Marketplace Rules not currently in effect upon the effectiveness of such requirements, or which are in effect but not yet applicable to the Company.

            (o)    Rule 405.    At the time of filing the Initial Registration Statement the Company was not and is not as of the date of this Agreement an "ineligible issuer," as defined in Rule 405 under the Securities Act.

            (p)    Use of Issuer Free Writing Prospectuses.    The Company has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offer and sale of the Shares other than the Preliminary Prospectuses, the Commitment Prospectus, the Prospectus, or other offering material that would qualify as a Permitted Free Writing Prospectus. The Company has not delivered an Issuer Free Writing

    Prospectus to any prospective investor unless (i) such Issuer Free Writing Prospectus was accompanied by a Preliminary Prospectus, or (ii) the Company had previously delivered to such prospective investor a Preliminary Prospectus.

            (q)    Absence of Manipulation.    Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any affiliate or subsidiary of the Company has taken nor shall take, directly or indirectly, any action that constituted or will constitute, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

            (r)    Payment of Taxes.    Each of the Company and its subsidiaries has filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to such returns or any assessments with respect thereto. Except as disclosed in each of the Commitment Prospectus and the Prospectus, all deficiencies asserted as a result of any federal, state, local, or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. The charges, accruals, and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

            (s)    No Transactions with Affiliates.    Except as set forth in each of the Commitment Prospectus and the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 under the Securities Act) or any officer, director, or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in either the Commitment Prospectus or the Prospectus. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand and the directors, officers, stockholders, customers, or suppliers of the Company or any subsidiary on the other hand that is required by the Securities Act to be disclosed in any of the Registration Statement, the Commitment Prospectus, or the Prospectus that is not so disclosed. There are no outstanding loans, advances, or guarantees of indebtedness by the Company or its subsidiaries, to or for the benefit of any of the officers or directors of the Company, or any of their respective family members.

            (t)    Investment Company Act.    The Company is not, and upon issuance and sale of the Shares as herein contemplated and the application of net proceeds therefrom as described in each of the Commitment Prospectus and the Prospectus will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

            (u)    Compliance with the Sarbanes-Oxley Act.    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

            (v)    Off-Balance Sheet Arrangements.    There are no transactions, arrangements, or other relationships between or among the Company, its subsidiaries, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose, or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in either the Commitment Prospectus or the Prospectus that have not been described as required.

            (w)    Registration Rights.    There are no contracts, agreements, or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries or to include any securities of the Company or any of its subsidiaries with the Shares registered pursuant to the Registration Statement, except as otherwise disclosed in each of the Commitment Prospectus and the Prospectus.

            (x)    Exhibits.    There are no contracts or other documents that are required to be described in either the Commitment Prospectus or the Prospectus or to be incorporated by reference or filed as exhibits to the Registration Statement by the Securities Act that are not so described or filed or incorporated by reference.

            (y)    Certain Statements.    The statements set forth in either the Commitment Prospectus or the Prospectus under the caption "Description of capital stock," insofar as they purport to constitute a summary of the terms of the Shares, and under the captions, "Risk factors," "Management," "Certain relationships and related party transactions," "Principal stockholders," "Description of capital stock," "Rescission offer," "Shares eligible for future sale," and "Underwriting," and insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair and accurate in all material respects.

            (z)    Foreign Corrupt Practices Act.    Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate, or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

            (aa)    Money Laundering Laws.    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the "Money Laundering Laws"), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

            (bb)    Title to Property.    Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in either the Commitment Prospectus or the Prospectus as being owned by it, free and clear of all liens, claims, security interests, or other encumbrances except (i) such as are described in each of the Commitment Prospectus and the Prospectus, or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company and its subsidiaries taken as a whole. All property (real and personal) held under lease by the Company or any subsidiary of the Company is held by it under valid, subsisting, and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company or such subsidiary.

            (cc)    Licenses and Permits.    Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents, and authorizations of governmental and regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in each of the Commitment Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Commitment Prospectus and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with all and not in material violation of any of its obligations with respect to each such permit, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in each of the Commitment Prospectus and the Prospectus; and, except as described in each of the Commitment Prospectus and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

            (dd)    Internal Control System; Disclosure Controls and Procedures.    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in either the Commitment Prospectus or the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting. Except as disclosed in each of the Commitment Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and to the Company's best knowledge, such disclosure controls and procedures are effective.

            (ee)    No Contributions.    Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company's best knowledge, any employee or agent of the Company or any of its subsidiaries, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state, local, or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

            (ff)    Compliance with Environmental Laws.

              (i)    Each of the Company and its subsidiaries is (A) in compliance with any and all applicable federal, state, local, and foreign laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants, or contaminants ("Environmental Laws"); (B) has received all permits, licenses, and other approvals required of it under applicable Environmental Laws to conduct its businesses; and (C) is in compliance with all terms and conditions of any such permit, license, or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, or other approvals or failure to comply with the terms and conditions of such permits, licenses, or other approvals would not, individually or in the aggregate, have a Material Adverse Effect.

              (ii)   Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

              (iii)  Neither the Company nor any of its subsidiaries owns, leases, or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

            (gg)    Intellectual Property.    Each of the Company and its subsidiaries owns and has full right, title, and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret, and other similar rights (collectively "Intellectual Property") under any of which it conducts all or any material part of its business, and neither the Company nor any of its subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property, except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or any of its subsidiaries with respect to any Intellectual Property, and neither the Company nor any of its subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

            (hh)    Lock-Up Agreements.    The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company's executive officers and directors, the Selling Stockholders, and other persons listed thereon.

            (ii)    No NASD Affiliation.    To the best knowledge of the Company, no officer, director, or nominee for director or, to the best knowledge of the Company, any stockholder of the Company has a direct or indirect affiliation or association with any member of the NASD.

            (jj)    Insurance Coverage.    Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

            (kk)    Environmental Compliance.    In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations, and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties, or compliance with Environmental Laws or any permit, license, or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

            (ll)    ERISA Matters.    Each of the Company and its subsidiaries and any "plan" (as defined in Section 3(3) of U.S. Employee Retirement Income Security Act of 1974 ("ERISA")) in which employees of the Company or any of its subsidiaries are eligible to participate is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither the Company nor any of its subsidiaries has, at any time, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any plan subject to Title IV of ERISA or to the funding requirements of Section 412 of the U.S. Internal Revenue Code, including any plan that constituted a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any plan subject to Sections 4063 or 4064 of ERISA ("multiple employer plan").

            (mm)    Forward-Looking Statements.    The statements (including the assumptions described therein) included in {or incorporated by reference in} any of the Registration Statement, the Commitment Prospectus, or the Prospectus are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward-looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

            (nn)    Labor Matters.    Each of the Company and its subsidiaries has complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government and has complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran's Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, and federal, state, local, and foreign labor laws, each as amended, except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

          6.2    Representations and Warranties of the Selling Stockholders.    Each Selling Stockholder hereby represents and warrants, severally as to such Selling Stockholder and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

            (a)    Ownership of Shares.    Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities, and claims whatsoever.

            (b)    Authority.    Such Selling Stockholder has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, full legal right, power, and authority, and all authorization and approval required by law, to enter into (i) this Agreement, (ii) the Custody Agreement signed by such Selling Stockholder and [                        ], as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (iii) the Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein relating to the transactions contemplated hereby and by the Commitment Prospectus and the Prospectus (the "Power of Attorney") to sell, assign, transfer, and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

            (c)    Validity of Agreement.    Each of this Agreement, the Custody Agreement, and Power of Attorney of such Selling Stockholder has been duly authorized, executed, and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency, and other laws affecting creditors' rights generally, and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

            (d)    Absence of Required Consents or Conflicts.    None of the sale of the Shares by such Selling Stockholder, the execution, delivery, or performance by such Selling Stockholder of this Agreement, the Custody Agreement, and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof or the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization, or other order of, or registration or filing with, any court, regulatory body, or administrative agency or other governmental body, agency, or official (except such as may be required under the Securities Act or the securities or Blue Sky laws of the various states); (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any agreement, indenture, lease, or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound; or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order, or decree applicable to such Selling Stockholder or any property of such Selling Stockholder.

            (e)    Information Regarding Selling Stockholders Not Misleading.    The information in each of the Commitment Prospectus and the Prospectus under the caption "Selling Stockholders" that specifically relates to such Selling Stockholder does not, and will not on the Closing Date or the Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (f)    Notification of Any Change in Information.    At any time prior to the Closing Date or the Additional Closing Date, as the case may be, if there is any change in the information referred to in Section 6.2(e) hereof, such Selling Stockholder will immediately notify you of such change.

            (g)    Absence of Manipulation.    Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (h)    Conveyance of Good and Valid Title to Shares.    Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities, and claims whatsoever.

            (i)    Absence of Registration Rights.    Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement[, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived].

            (j)    Information Not Misleading.    Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 6.1 hereof are not true and correct, is familiar with each of the Registration Statement, the Commitment Prospectus, and the Prospectus and has no knowledge of any material fact, condition, or information not disclosed in each of the Registration Statement, the Commitment Prospectus, and the Prospectus that has had or may have a Material Adverse Effect, and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in each of the Commitment Prospectus, the Prospectus, and the Registration Statement.

        7.    Expenses.    Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (a) the fees, disbursements, and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus, any Issuer Free Writing Prospectus, to the Underwriters and dealers; (b) the printing and delivery (including postage, air freight charges, and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, any Issuer Free Writing Prospectus, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (c) consistent with the provisions of Section 5.1(f), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (d) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (e) the fees and expenses associated with including the Common Stock (including the Shares) on the Nasdaq National Market; (f) the cost of preparing stock certificates; (g) the costs and charges of any transfer agent, registrar, or custodial agent; (h) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (i) all other fees, costs, and expenses referred to in Item 13 of the Registration Statement; and (j) the transportation, lodging, graphics, and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(h) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(h).

        8.    Indemnification and Contribution.

          (a)    Indemnification by the Company.    Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees, and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, or the Prospectus, or in any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith, or (b) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company may otherwise have.

          (b)    Indemnification by Selling Stockholders.    Subject to the limitations in this paragraph below, each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, or the Prospectus or in any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information not expressly relating to the Selling Stockholders or the offering by them of their shares of Common Stock or furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith, or (b) any inaccuracy in or breach of the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform such Selling Stockholder's obligations hereunder or under law. This indemnification shall be in addition to any liability that the Selling Stockholders or any Selling Stockholder may otherwise have.

          (c)    Advancement of Expenses.    In addition to its other obligations under this Section 8, each of the Company and the Selling Stockholders, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholders herein or failure to perform their respective obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company or a Selling Stockholder to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

          (d)    Legal Counsel.    If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company and any Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Stockholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Selling Stockholders, as applicable, shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability, or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

          (e)    Indemnification by Underwriters.    Each Underwriter agrees, severally and jointly, to indemnify and hold harmless the Company and the Selling Stockholders, their respective directors, their respective officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus. If any action or claim shall be brought or asserted against the Company or the Selling Stockholders, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Commitment Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the immediately preceding paragraph (except that if the Company and the Selling Stockholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company and the Selling Stockholders, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

          (f)    Settlement of Claims.    In any event, the Company and the Selling Stockholders will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit, or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls such Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit, or proceeding) unless such settlement, compromise, or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit, or proceeding.

          (g)    Contribution.    If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (h)    Equitable Consideration.    The Company, the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          (i)    Payments As Incurred.    Notwithstanding the third paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution, and reimbursement agreements contained in this Section 8 and the several and not joint representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Stockholders, their respective directors or officers, or any person controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Stockholders, their respective directors or officers, or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 8.

          (j)    Arbitration.    It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the third and fifth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8.

        9.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a)    Effectiveness of Registration Statement.    The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A, 433(d), and 462 under the Securities Act shall have been timely made.

          (b)    Absence of Change.    You shall be reasonably satisfied that, since the dates as of which information is given in each of the Registration Statement, the Commitment Prospectus, and the Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by each of the Commitment Prospectus and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect; (iv) no legal or governmental action, suit, or proceeding affecting the Company or any of its properties that is material to the Company and its subsidiaries taken as a whole or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened; and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations, or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (c)    Opinion of Company Counsel.    You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Petillon & Hiraide LLP, counsel to the Company, substantially to the effect that:

            (i)    The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware, with the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in each of the Registration Statement, the Commitment Prospectus, and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place in which the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

            (ii)   Each of the Company's subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in each of the Registration Statement, the Commitment Prospectus, and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity, or other encumbrance.

            (iii)  The capitalization of the Company conforms in all material respects to the description thereof contained in each of the Commitment Prospectus and the Prospectus under the caption "Capitalization," and the Shares conform in all material respects to the description of the Common Stock in each of the Commitment Prospectus and the Prospectus. Except as set forth in each of the Commitment Prospectus and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer, or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

            (iv)  All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive or similar rights that entitle or will entitle any person to acquire any shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

            (v)   To the knowledge of such counsel, except as disclosed in each of the Commitment Prospectus and the Prospectus, all offers and sales of the Company's securities have been made in compliance in all material respects with the registration requirements of the Securities Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

            (vi)  To the knowledge of such counsel after reasonable inquiry, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws and is not in default in the performance of any obligation, agreement, or condition contained in any bond, indenture, note, or other evidence of indebtedness or any other agreement or obligation of the Company or such subsidiary, where the default would have, individually or in the aggregate, a Material Adverse Effect.

            (vii) Neither the offer, sale, or delivery of the Shares by the Company, the execution, delivery, or performance by the Company of this Agreement, the compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any material agreement, indenture, lease, or other instrument to which the Company is a party or by which it or any of its properties is bound, or (B) creates or will result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order, or decree that is known to such counsel and is applicable to the Company or any of its properties.

            (viii) Except as described in each of the Commitment Prospectus and the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries (A) that might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding, or investigation; or (B) that are required to be described in any of the Registration Statement, the Commitment Prospectus, or the Prospectus that are not described as required therein.

            (ix)  Such counsel has reviewed all agreements, contracts, indentures, leases, or other documents or instruments described, incorporated by reference, or referred to in any of the Registration Statement, the Commitment Prospectus, or the Prospectus, such agreements, contracts (and forms of contracts), indentures, leases, or other documents or instruments are fairly summarized or disclosed in all material respects in each of the Registration Statement, the Commitment Prospectus, and the Prospectus, and filed or incorporated by reference as exhibits to the Registration Statement as required, and such counsel does not know of any agreements, contracts, indentures, leases, or other documents or instruments required to be so summarized or disclosed or filed or incorporated by reference that have not been so summarized or disclosed or filed or incorporated by reference.

            (x)   No consent, approval, authorization, or other order of, or registration or filing with, any court, regulatory body, administrative agency, or other governmental body, agency, or official is required on the part of the Company (except such as have been obtained under the Securities Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

            (xi)  The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and bylaws of the Company and the General Corporation Law of the state of Delaware.

            (xii) The description of the Company's stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in either the Commitment Prospectus or the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

            (xiii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell, and deliver the Shares to be sold by it to the Underwriters as provided herein. The Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency, or other laws affecting creditors' rights generally, and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

            (xiv) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid, nonassessable, and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and (B) good and valid title to such Shares, free and clear of any claim, encumbrance, or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance, or defect.

            (xv) The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b). Any required filing of an Issuer Free Writing Prospectus and any supplement or amendment thereto pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by such Rule 433.

            (xvi) The Registration Statement, including any Rule 462 Registration Statement, the Commitment Prospectus, the Prospectus, and each amendment or supplement to the Registration Statement and the Commitment Prospectus and the Prospectus, and any Issuer Free Writing Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Securities Act.

            (xvii) The descriptions in each of the Commitment Prospectus and the Prospectus, including any document incorporated by reference therein, of statutes, regulations, or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Securities Act and the rules and regulations thereunder.

            (xviii) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal investor" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (xix) The Shares have been approved for trading on the Nasdaq National Market.

            (xx) The statements (i) in each of the Commitment Prospectus and the Prospectus under the captions"Risk Factors—We may not be able to maintain our domain name uniqueness"; "Risk Factors—Various legal rules and regulations related to privacy and the collection, dissemination and security of personal information may adversely affect our marketing efforts"; Risk Factors—We may be subject to liability for past sales and our future sales may decrease if we are required to collect sales and use tax on the products we sell"; "Risk Factors—Holders of common stock issued by us in prior offerings are entitled to rescind their purchases"; "Risk Factors—We may be subject to regulations governing the conduct and liability of auctioneers"; "Risk Factors—We are subject to regulations relating to consumer privacy"; "Risk Factors—New and existing regulations could harm our business"; "Business—Legal Proceedings"; "Business—Intellectual Property"; "Business—Governmental Regulation"; "Management"; "Certain relationships and related party transactions"; "Principal stockholders"; "Description of capital stock"; "Rescission offer"; "Shares eligible for future sale"; and "Underwriting" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's certificate of incorporation or bylaw provisions, documents, or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

          In addition to the opinion set forth above, such counsel shall state that, during the course of such counsel's participation in the preparation of the Registration Statement, the Commitment Prospectus, the Prospectus, and the amendments and supplements thereto, and any Issuer Free Writing Prospectus, nothing has come to the attention of such counsel that has caused such counsel to believe or given such counsel reason to believe that any of the Registration Statement, the Commitment Prospectus, or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed), and any Issuer Free Writing Prospectus, at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any of the Registration Statement, the Commitment Prospectus, the Prospectus, and any Issuer Free Writing Prospectus, as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d)    Opinion of Counsel to Selling Stockholders.    You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of [    ], counsel to the Selling Stockholders, substantially to the effect that:

            (i)    The Selling Stockholders have all requisite power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by them to the Underwriters as provided herein. This Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Selling Stockholders enforceable against the Selling Stockholders in accordance with its terms, except to the extent enforceability may be limited by (A) bankruptcy, reorganization, insolvency, or other laws affecting enforcement of creditors' rights generally and, (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as to indemnity and contribution hereunder may be limited by federal or state securities laws.

            (ii)   The Shares to be sold to the Underwriters by the Selling Stockholders hereunder have been duly authorized and, when delivered to the Underwriters against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid, and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the sale thereof by the Selling Stockholders, and (B) good and valid title to such Shares, free and clear of any claim, encumbrance, or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance, or defect.

            (iii)  Neither the offer, sale, or delivery of the Shares by the Selling Stockholders, the execution, delivery, or performance by the Selling Stockholders of this Agreement, the compliance by the Selling Stockholders with all provisions hereof nor consummation by the Selling Stockholders of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any material agreement, indenture, lease, or other instrument to which such Selling Stockholder is a party or by which its properties are bound, (B) creates or will result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of such Selling Stockholder, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state and securities and Blue Sky laws), judgment, injunction, order, or decree that is known to such counsel and is applicable to such Selling Stockholder or any of its properties.

            (iv)  No consent, approval, authorization, or other order of, or registration or filing with, any court, regulatory body, administrative agency, or other governmental body, agency, or official is required on the part of the Selling Stockholders (except such as have been obtained under the Securities Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid sale of the Shares to the Underwriters by the Selling Stockholders under this Agreement.

            (v)   Each of the Custody Agreement and Power of Attorney of the Selling Stockholders has been duly authorized, executed, and delivered by the Selling Stockholders and is a valid, legal, and binding agreement of the Selling Stockholders enforceable against the Selling Stockholders in accordance with its terms, except to the extent enforceability may be limited by (A) bankruptcy, reorganization, insolvency, or other laws affecting enforcement of creditors' rights generally, and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as to indemnity and contribution may be limited by federal or state securities laws.

          In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

          (e)    Opinion of Counsel for the Underwriters.    You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Greenberg Traurig, LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to such matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling your counsel to pass upon such matters.

          (f)    Comfort Letter.    You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Stonefield Josephson, Inc., an independent registered public accounting firm, in form and substance satisfactory to you.

          (g)    Absence of Stop Orders or Misleading Information.    (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission, and no proceedings for that purpose shall be pending or, to the best knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened, initiated, or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to any of the Registration Statement, the Commitment Prospectus, the Prospectus, or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the

  Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(f) and in Sections 9(b) and 9(i) hereof.

          (h)    Performance of Agreements.    The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

          (i)    Additional Certificates.    The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          (j)    Receipt of Lock-Up Agreements.    At or prior to the Closing Date, you shall have received Lock-Up Agreements from each of the Company's officers and directors, the Selling Stockholders, and others listed in Exhibit A not to directly or indirectly (i) sell, offer, or contract to sell or otherwise dispose of or transfer any shares of the Company's capital stock, whether now owned or acquired after the date of the Prospectus or with respect to which the power of disposition is acquired after the date of the Prospectus, or file any registration statement under the Securities Act with respect to the foregoing, or (ii) enter into any swap or other agreement or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Company Securities, in cash or otherwise; other than as provided in such written commitment before the expiration of 180 days from the Closing Date, without the prior written consent of ThinkEquity Partners, LLC

          (k)    Fairness of Underwriting Compensation.    At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

          (l)    Closing Certificates.    You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from each Selling Stockholder to the effect that, as of the Closing Date or Additional Closing Date, as the case may be (i) the representations and warranties made by such Selling Stockholders herein are true and correct in all material respect on the Closing Date, and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date or Additional Closing Date, as the case may be.

        All such opinions, certificates, letters, and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions, and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d), and (e) shall be revised to reflect the sale of Additional Shares.

        If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

        10.    Effective Date of Agreement.    This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

        11.    Defaulting Underwriters.    If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

        12.    Termination of Agreement.    This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Stockholders by notice to the Company and the Selling Stockholders, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (a) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market; (b) trading in securities generally on the NYSE or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority; (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (d) there shall have occurred any outbreak or escalation of hostilities, terrorism, or other international or domestic calamity, crisis, or change in political, financial, or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; or (e) the Company or any subsidiary shall have, in the sole judgment of the Representative, sustained any loss or interference, material to the Company and its subsidiaries, taken as a whole, with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or other), business prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in, or contemplated by, each of the Commitment Prospectus and the Prospectus (excluding any amendment or supplement thereto), the effect of which, in any such case described in clauses (a) through (e), is in your judgment, so material as to make it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby. Notice of such cancellation shall be promptly given to the Company and its counsel by e-mail, facsimile, or telephone and shall be subsequently confirmed by letter.

        13.    Failure of One or More of the Selling Stockholders to Sell and Deliver the Shares.    If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders, in the event the Underwriters or their counsel deem such failure to sell and deliver Shares to be material, or (ii) purchase the Shares that the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. Notwithstanding the foregoing, if one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        14.    Information Furnished by the Underwriters.    The Company acknowledges that the fourth, twelfth, thirteenth, fourteenth, fifteenth, seventeenth, and twentieth paragraphs under the caption "Underwriting" in each of the Commitment Prospectus and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(a), 6.1(b), and 8 hereof.

        15.    Notices.    Except as otherwise provided in Sections 5 and 12 hereof, all notices given pursuant to any of the provisions of this Agreement shall be in writing and shall be effective only upon receipt and shall be delivered personally or sent by mail, overnight courier service, e-mail, or facsimile addressed as follows:

    (i)
    to the Company or the Selling Stockholders:

    Bidz.com, Inc.
    3562 Eastham Drive
    Culver City, California 90232
    Attention: Lawrence Y. Kong
    Fax: (310) 280-7383
    E-Mail: lawrence@bidz.com

    with a copy to:

    Petillon & Hiraide LLP
    21515 Hawthorne Boulevard, Suite 1260
    Torrance, California 90503
    Attention: Mark T. Hiraide, Esq.
    Fax: (310) 543-0550
    E-Mail: mhiraide@corplawp-h.com

    (ii)
    to the Underwriters:

    ThinkEquity Partners, LLC
    150 North Waker Drive
    Suite 1950
    Chicago, Illinois 60602
    Attention: Shez K. Bandukwala
    Fax: (312) 827-6301
    E-Mail: sbandukwala@thinkequity.com

    with copies to:

    ThinkEquity Partners, LLC
    600 Montgomery Street, 8th Floor,
    San Francisco, California 94111
    Attention: Teodoro Moscoso, Esq.
    Fax: (415) 772-9017

                    and

    Greenberg Traurig, LLP
    2375 East Camelback Road
    Phoenix, Arizona 85016
    Attention: Robert S. Kant, Esq.
    Fax: (602) 445-8100
    E-Mail: KantR@gtlaw.com

        16.    Entire Agreement.    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the parties with respect to the preparation of any Preliminary Prospectus, the Commitment Prospectus, the Prospectus, the conduct of this offering, and the purchase and sale of the Shares. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the subject matter hereof.

        17.    Authority.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice, or agreement on behalf of any Underwriter made or given by you jointly or by ThinkEquity Partners, LLC on behalf of you as the Representative, and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

        18.    Nature of Transaction.    Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder, except the obligations expressly set forth in this Agreement, and (c) the Company and each Selling Stockholder have consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or such Selling Stockholder in connection with such transaction or the process leading thereto.

        19.    Waiver of Jury Trial.    The Company, each Selling Stockholder, and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        20.    Binding Effect.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, and the Company, and the Selling Stockholders and, to the extent expressly provided herein, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder, or any Underwriter, and their respective heirs, executors, administrators, successors, and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        21.    Time of Essence.    Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        22.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the state of New York without reference to choice of law principles thereunder.

        23.    Counterparts.    This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

        24.    Headings.    The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

        25.    Information Incorporated By Reference.    To the extent that information is incorporated by reference into any Preliminary Prospectus, the Commitment Prospectus, the Prospectus, or the Registration Statement pursuant to the rules and regulations of the Commission, the terms "Preliminary Prospectus," "Commitment Prospectus," "Prospectus," and "Registration Statement," as the case may be, shall be deemed to include the information so incorporated.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,
Bidz.com, Inc.
President and Chief Executive Officer
Solely with respect to Sections 5.2, 6.2, 8, 9, 13, 16, 18, and 20 of this Agreement, the Selling Stockholders named in Section II hereto, acting Severally
		By:	attorney-in-fact
CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.
ThinkEquity Partners, LLC
By:	[Authorized Representative]

SCHEDULE I

Name	Number Firm Shares
ThinkEquity Partners, LLC
Pacific Growth Equities, LLC
Susquehanna Financial Group, LLLP

Total

SCHEDULE II

Name	Number Firm Shares

Total

SCHEDULE III

Pricing Disclosure Package

QuickLinks

  Exhibit 1
UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
SCHEDULE III